Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE

Investor Contact: Deborah Little Investor Relations Coord. & Exec. Asst. to the CFO 972-701-2259	Media Contact: Patricia G. Ball Vice President, Marketing & PA 972-789-2719

Triad Reports Third Quarter Results

Diluted EPS of $0.38 Excluding Favorable Settlement

DALLAS, TX (October 22, 2002) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) today announced consolidated financial results for the three and nine months ended September 30, 2002.

For the three months, the Company reported revenues of $894.0 million; earnings before interest, taxes, depreciation, amortization and certain other charges (“EBITDA”) of $133.5 million; net income of $32.6 million; and diluted earnings per share (“EPS”) of $0.43, including a $5.9 million pre-tax gain ($3.6 million after-tax) from a favorable litigation settlement.

Excluding the favorable settlement, for the three months the Company reported net income of $29.0 million and diluted EPS of $0.38. Revenues and EBITDA were unaffected by the favorable settlement.

On a pro forma basis to reflect the acquisition and disposition of facilities, for the three months compared to the prior year period, revenues increased 10.8%, patient revenues increased 11.5%, patient revenue per adjusted admission increased 6.5%, adjusted admissions increased 4.6%, inpatient admissions increased 3.3% (4.1% excluding unprofitable services that the Company has closed since last year), and outpatient visits increased 3.5%.

Cash flow from operations for the three months totaled $129.8 million before cash interest and tax of $14.9 million, or $114.9 million after cash interest and tax. The Company spent $77.0 million on capital expenditures for the three months.

For the nine months, the Company reported revenues of $2,622.1 million; EBITDA of $409.3 million; net income of $105.8 million; and diluted EPS of $1.41, including $10.4 million of pre-tax gains ($6.4 million after-tax) from favorable litigation settlements in the second and third quarters of 2002.

Excluding the favorable settlements, for the nine months the Company reported net income of $99.4 million and diluted EPS of $1.33. Revenues and EBITDA were unaffected by the favorable settlements.

On a pro forma basis to reflect the acquisition and disposition of facilities, for the nine months compared to the prior year period, revenues increased 9.8%, patient revenues increased 10.3%, patient revenue per adjusted admission increased 6.6%, adjusted admissions increased 3.5%, inpatient admissions increased 2.2% (3.1% excluding unprofitable services that the Company has closed since last year), and outpatient visits increased 2.3%.

Cash flow from operations for the nine months totaled $359.6 million before cash interest and tax of $89.1 million, or $270.5 million after cash interest and tax. The Company spent $225.0 million on capital expenditures for the nine months. The Company expects to spend approximately $300-330 million on capital expenditures in 2002.

At September 30, cash and equivalents were $51.9 million, long-term debt outstanding was $1,708.0 million, and shareholders’ equity totaled $1,906.5 million.

On July 1, the Company acquired the assets of, and a 60% operating interest in, Willow Creek Women’s Hospital, a 30-bed hospital in Johnson, AR, for $10.1 million in cash. On August 21, the Company opened MountainView Regional Medical Center, a new 112-bed hospital in Las Cruces, NM.

The Company reiterated its diluted EPS guidance for the fourth quarter of 2002 of $0.45-0.47 first provided in a press release on April 23, 2002. The Company updated its diluted EPS guidance for the full year of 2003 to $2.08-2.20 from $2.00-2.20, and updated its diluted EPS guidance for the full year of 2004 to $2.46-2.70 from $2.40-2.70.

The Company will conduct a conference call at 9:30 am Eastern Time (8:30 am Central Time) Wednesday, October 23, to discuss its quarterly results. To listen to the call, please call 719-457-2629, conference code 361325. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at 719-457-0820, conference code 361325.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company has 48 hospitals and 14 ambulatory surgery centers in 16 states with approximately 8,700 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems throughout the United States.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.
Consolidated Statements of Operations
For the Periods Ended September 30, 2002 and 2001
Unaudited
(Dollars in millions, except earnings per share)

	For the three months ended
	2002		2001
	Amount	Percentage	Amount	Percentage
Revenues	$894.0	100.0%	$829.5	100.0%

Operating expenses:
Salaries and benefits	380.2	42.5%	353.7	42.6%
Reimbursable expenses	13.8	1.5%	15.7	1.9%
Supplies	139.9	15.7%	127.3	15.3%
Other operating expenses	165.8	18.6%	155.1	18.7%
Provision for doubtful accounts	67.7	7.6%	66.3	8.0%
Depreciation	43.0	4.8%	44.8	5.4%
Amortization (1)	1.3	0.1%	10.5	1.3%
Interest expense	34.0	3.8%	39.5	4.8%
Litigation settlement	(5.9)	(0.6%)	—	0.0%
ESOP expense	3.0	0.3%	2.5	0.3%
Gain on sale of assets	(0.6)	(0.1%)	(0.7)	(0.1%)

Total operating expenses	842.2	94.2%	814.7	98.2%

Income from operations before minority interests, equity in earnings and income taxes	51.8	5.8%	14.8	1.8%
Minority interests in earnings of consolidated entities	(3.9)	(0.4%)	(2.5)	(0.3%)
Equity in earnings of affiliates	6.9	0.8%	4.7	0.6%

Income before income tax provision	54.8	6.2%	17.0	2.1%

Income tax provision	(22.2)	(2.5%)	(10.5)	(1.3%)

Net income	$32.6	3.7%	$6.5	0.8%

Income per common share:
Basic	$0.45		$0.09
Diluted	0.43		0.09

Shares used in earnings per share calculations	72,430,979		69,405,957
Shares used in diluted earnings per share calculations	76,136,236		73,004,447

EBITDA (2)	$133.5		$116.1
EBITDA margin (as % of revenues)	14.9%		14.1%

(1) Effective January 1, 2002, the Company has adopted Statement of Financial Accounting Standards 142, which eliminates goodwill amortization.

(2)      EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, litigation settlement, and minority interests. EBITDA comprises:

Revenues	$894.0	100.0%	$829.5	100.0%
Less:
Salaries and benefits	380.2	42.5%	353.7	42.6%
Reimbursable expenses	13.8	1.5%	15.7	1.9%
Supplies	139.9	15.7%	127.3	15.3%
Other operating expenses	165.8	18.6%	155.1	18.7%
Provision for doubtful accounts	67.7	7.6%	66.3	8.0%
Equity in earnings of affiliates	(6.9)	(0.8%)	(4.7)	(0.6%)

EBITDA	$133.5	14.9%	$116.1	14.1%

Triad Hospitals, Inc.
Operating Data (1)
Unaudited

	For the three months ended September 30,
	2002	2001	Change
Volume Statistics (2)
Hospitals	45	44	1
Licensed beds	7,816	7,559	257
Inpatient admissions	70,288	68,044	3.3%
Inpatient admissions excluding closed services	70,288	67,546	4.1%
Average length of stay (days)	4.8	4.9	(2.0%)
Surgeries	97,909	93,532	4.7%
Outpatient visits (excluding outpatient surgeries)	841,614	813,557	3.4%
Outpatient visits (including outpatient surgeries)	912,408	881,804	3.5%
Adjusted patient days	579,637	566,287	2.4%
Adjusted admissions	121,539	116,147	4.6%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,438.9	$1,321.2	8.9%
Patient revenue per adjusted admission	$6,862.1	$6,441.8	6.5%

Revenues (millions)
Inpatient % of total patient revenues (2)	55%	53%	2.0%
Outpatient % of total patient revenues (2)	45%	47%	(2.0%)
Total patient revenues (2)	$834.0	$748.2	11.5%
Non-patient revenues (3)	$60.0	$58.5	2.6%
Total revenues	$894.0	$806.7	10.8%

(1)	Operating data:
-	Exclude hospitals sold or closed since January 1, 2001;
-	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis.

(2)	Patient revenues, volume statistics, and rate statistics:
-	Include 1 hospital with 30 beds acquired July 2002, on a pro forma basis as if owned since January 2001;
-	Include 1 new hospital with 112 beds opened August 2002;
-	Exclude 2 hospitals with 726 beds and 3 ambulatory surgery centers, leased to others;
-	Exclude the QHR hospital management, consulting and advisory services subsidiary.

(3)	Non-patient revenues:
-	Include the QHR hospital management, consulting and advisory services subsidiary;
-	Include the lease payments from 2 hospitals and 3 ambulatory surgery centers, leased to others;
-	Include other sources.

Triad Hospitals, Inc.
Operating Data (1)
Unaudited

	For the nine months ended September 30,
	2002	2001	Change

Volume Statistics (2)
Hospitals	45	44	1
Licensed beds	7,816	7,559	257
Inpatient admissions	213,862	209,258	2.2%
Inpatient admissions excluding closed services	213,519	207,061	3.1%
Average length of stay (days)	4.8	4.9	(2.0%)
Surgeries	289,431	280,511	3.2%
Outpatient visits (excluding outpatient surgeries)	2,515,418	2,460,054	2.3%
Outpatient visits (including outpatient surgeries)	2,726,466	2,665,167	2.3%
Adjusted patient days	1,768,593	1,726,106	2.5%
Adjusted admissions	365,095	352,688	3.5%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,381.7	$1,283.5	7.7%
Patient revenue per adjusted admission	$6,693.0	$6,281.5	6.6%

Revenues (millions)
Total patient revenues (2)	$2,443.6	$2,215.4	10.3%
Non-patient revenues (3)	$181.9	$175.6	3.6%
Total revenues	$2,625.5	$2,391.0	9.8%

(1)	Operating data:
-	Exclude hospitals sold or closed since January 1, 2001;
-	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity basis.

(2)	Patient revenues, volume statistics, and rate statistics:
-	Include 1 hospital with 30 beds acquired July 2002, on a pro forma basis as if owned since January 2001;
-	Include 1 new hospital with 112 beds opened August 2002;
-	Exclude 2 hospitals with 726 beds and 3 ambulatory surgery centers, leased to others;
-	Exclude the QHR hospital management, consulting and advisory services subsidiary.

(3)	Non-patient revenues:
-	Include the QHR hospital management, consulting and advisory services subsidiary;
-	Include the lease payments from 2 hospitals and 3 ambulatory surgery centers, leased to others;
-	Include other sources.

Triad Hospitals, Inc.
Consolidated Statements of Operations
For the Periods Ended September 30, 2002 and 2001
Unaudited
(Dollars in millions, except earnings per share)

	For the nine months ended
	2002		2001
	Amount	Percentage	Amount	Percentage
Revenues	$2,622.1	100.0%	$1,838.5	100.0%

Operating expenses:
Salaries and benefits	1,097.3	41.9%	775.7	42.2%
Reimbursable expenses	45.6	1.7%	26.3	1.4%
Supplies	410.5	15.7%	285.3	15.5%
Other operating expenses	480.8	18.3%	348.2	18.9%
Provision for doubtful accounts	197.2	7.5%	171.7	9.3%
Depreciation	121.4	4.6%	102.6	5.6%
Amortization (1)	4.6	0.2%	19.8	1.1%
Interest expense	101.3	3.9%	88.7	4.8%
Litigation settlement	(10.4)	(0.4%)	—	0.0%
ESOP expense	8.3	0.3%	6.9	0.4%
Gain on sale of assets	(2.5)	(0.1%)	(1.1)	(0.1%)

Total operating expenses	2,454.1	93.6%	1,824.1	99.2%

Income from operations before minority interests, equity in earnings and income taxes	168.0	6.4%	14.4	0.8%
Minority interests in earnings of consolidated entities	(11.0)	(0.4%)	(6.5)	(0.4%)
Equity in earnings of affiliates	18.6	0.7%	8.1	0.4%

Income from operations before income tax provision	175.6	6.7%	16.0	0.8%

Income tax provision	(69.8)	(2.7%)	(20.6)	(1.1%)

Income (loss) from operations	105.8	4.0%	(4.6)	(0.3%)

Extraordinary loss on retirement of debt, net of income tax benefit of $1.5 million	—	0.0%	(2.4)	(0.1%)

Net income (loss)	$105.8	4.0%	$(7.0)	(0.4%)

Income (loss) per common share:
Basic
Operations	$1.48		(0.09)
Extraordinary loss on retirement of debt	—		(0.04)

Net	$1.48		$(0.13)

Diluted
Operations	1.41		(0.09)
Extraordinary loss on retirement of debt	—		(0.04)

Net	$1.41		$(0.13)

Shares used in earnings per share calculations	71,305,756		53,522,662
Shares used in diluted earnings per share calculations	74,893,577		53,522,662

EBITDA (2)	$409.3		$239.4
EBITDA margin (as % of revenues)	15.6%		13.1%

(1) Effective January 1, 2002, the Company has adopted Statement of Financial Accounting Standards 142, which eliminates goodwill amortization.

(2)      EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, litigation settlement, and minority interests. EBITDA comprises:

Revenues	$2,622.1	100.0%	$1,838.5	100.0%
Less:
Salaries and benefits	1,097.3	41.9%	775.7	42.2%
Reimbursable expenses	45.6	1.7%	26.3	1.4%
Supplies	410.5	15.7%	285.3	15.5%
Other operating expenses	480.8	18.3%	348.2	18.9%
Provision for doubtful accounts	197.2	7.5%	171.7	9.3%
Equity in earnings of affiliates	(18.6)	(0.7%)	(8.1)	(0.4%)

EBITDA	$409.3	15.6%	$239.4	13.1%

Triad Hospitals, Inc.
Consolidated Balance Sheets
Unaudited
(Dollars in millions)

	September 30,	December 31,
	2002	2001
Assets
Current assets
Cash and cash equivalents	$51.9	$16.3
Restricted cash	—	5.7
Accounts receivable less allowances for doubtful accounts of $181.0 at September 30, 2002 and $192.4 at December 31, 2001	483.2	446.6
Inventories	91.0	82.2
Income taxes	98.8	103.1
Prepaid expenses	43.9	23.2
Other	76.6	70.2

	845.4	747.3

Property and equipment, at cost:
Land	165.5	126.4
Buildings	1,328.9	1,173.4
Equipment	1,106.1	998.1
Construction in progress	75.9	175.8

	2,676.4	2,473.7
Accumulated depreciation	(753.3)	(656.7)

	1,923.1	1,817.0

Goodwill	1,224.7	1,215.2
Intangible assets, net of accumulated amortization	73.3	80.6
Investment in equity of affiliates	186.5	189.4
Other	101.3	115.8

Total assets	$4,354.3	$4,165.3

Liabilities and Equity
Current liabilities
Accounts payable	$116.5	$122.4
Accrued salaries	94.6	80.0
Current portion of long-term debt	67.8	30.9
Other current liabilities	150.9	133.0

	429.8	366.3

Long-term debt	1,640.2	1,742.9
Other liabilities	91.4	68.4
Deferred taxes	164.5	132.1
Minority interests in equity of consolidated entities	121.9	124.1
Stockholders’ equity
Common stock	0.7	0.7
Additional paid-in capital	1,872.1	1,810.2
Accumulated other comprehensive income	(4.0)	—
Unearned ESOP compensation and stockholder notes receivable	(21.6)	(32.9)
Retained earnings (deficit)	59.3	(46.5)

Total stockholders’ equity	1,906.5	1,731.5

Total liabilities and stockholders’ equity	$4,354.3	$4,165.3

Triad Hospitals, Inc.
Cash Flow Statement
For the Periods Ended September 30, 2002 and 2001
Unaudited
(Dollars in millions)

	For the three months ended		For the nine months ended
	2002	2001	2002	2001
Cash flows from operating activities
Net income (loss)	$32.6	$6.5	$105.8	$(7.0)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	67.7	66.3	197.2	171.7
Depreciation and amortization	44.3	55.3	126.0	122.4
ESOP expense	3.0	2.5	8.3	6.9
Minority interests	3.9	2.5	11.0	6.5
Equity in earnings of affiliates	(6.9)	(4.7)	(18.6)	(8.1)
Gain on sale of assets	(0.6)	(0.7)	(2.5)	(1.1)
Deferred income taxes	22.2	10.5	69.8	20.6
Non-cash interest expense	2.1	3.0	5.8	5.4
Non-cash stock option compensation	0.1	—	0.3	5.5
Extraordinary item, net of tax	—	—	—	2.4
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(74.3)	(64.6)	(232.8)	(136.8)
Inventories and other assets	(6.8)	(1.9)	(23.1)	2.0
Accounts payable and other current liabilities	23.5	46.4	18.0	48.7
Other	4.1	3.8	5.3	2.3

Net cash provided by operating activities	114.9	124.9	270.5	241.4

Cash flows from investing activities
Purchases of property and equipment	(77.0)	(46.6)	(225.0)	(114.2)
Distributions and advances from affiliates	4.4	2.8	21.6	9.0
Proceeds received on sale of assets	2.8	19.5	4.7	72.0
Acquisitions, net of cash acquired	(10.1)	(40.6)	(10.1)	(1,379.9)
Restricted cash	—	—	5.7	(5.7)
Other	0.9	2.9	0.5	3.7

Net cash used in investing activities	(79.0)	(62.0)	(202.6)	(1,415.1)

Cash flows from financing activities
Payments of long-term debt	(4.1)	(80.6)	(65.9)	(470.8)
Proceeds from long-term debt	—	10.0	—	1,690.0
Payment of debt issue costs	—	—	—	(47.4)
Proceeds from issuance of common stock	5.8	12.7	34.9	22.6
Proceeds from executive stock purchase plan loans	—	—	10.1	—
Distributions to minority partners	(3.7)	(3.3)	(11.4)	(6.4)

Net cash provided by (used in) financing activities	(2.0)	(61.2)	(32.3)	1,188.0

Change in cash and cash equivalents	33.9	1.7	35.6	14.3

Cash and cash equivalents at beginning of period	18.0	19.3	16.3	6.7

Cash and cash equivalents at end of period	$51.9	$21.0	$51.9	$21.0

Interest payments	11.6	20.1	78.0	52.6
Income tax payments	3.3	0.1	11.1	0.5